Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2018 in Amendment No.1 to the Registration Statement on Form F-1 and related Prospectus of Gamida Cell Ltd. dated October 17, 2018.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
October 17, 2018	A Member of Ernst & Young Global